Exhibit 3.5

ARTICLES OF INCORPORATION

OF

UCFH I FINANCE, INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Florida Business Corporation Act, hereby certifies that:

1.             Name.  The name of the corporation shall be UCFH I Finance, Inc.

2.             Principal Office.  The principal place of business and the mailing address of the corporation are 1000 Universal Studios Plaza, Orlando, Florida 32819.

3.             Purpose.  The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

4.             Shares.  The total number of shares of capital stock that this corporation is authorized to issue is 1,000 shares of common stock, without par value.

5.             Registered Agent.  The name and street address of the registered agent in the State of Florida are CT Corporation System, 1200 South Pine Island Road Plantation, FL 33324.

6.             Incorporator.  The name and address of the incorporator is Robert J. Gronek, c/o Gronek & Latham, LLP, 390 N. Orange Avenue, Suite 600, Orlando, Florida 32801.

7.             Vacancy on Board of Directors.  In the event a vacancy occurs in the board of directors of the corporation, including a vacancy from an increase in the number of directors, such vacancy may be filled only by the shareholders of the corporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation at Orlando, Florida, this 18th day of November, 2004.

/s/ Robert J. Gronek
Robert J. Gronek,
Incorporator

ACKNOWLEDGMENT

STATE OF FLORIDA	)
	)	SS :
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 18th day of November, 2004, by Robert J. Gronek, as incorporator, who is personally known to me.

	SANDRA D. LYERLY	/s/ Sandra D. Lyerly
SEAL	NY COMMISSION DO 190672	NOTARY PUBLIC
EXPIRES March 7 2007

ACCEPTANCE BY REGISTERED AGENT

The undersigned, CT CORPORATION SYSTEM, as registered agent appointed in accordance with the foregoing Articles of Incorporation, does hereby accept such appointment, and does hereby state that it is familiar with, and accepts, the obligations imposed pursuant to §607.0501 and §607.0505 of the Florida Business Corporation Act.

CT CORPORATION SYSTEM

By:	James A. Bordonaro